Exhibit 99.1

FOR IMMEDIATE RELEASE:

July 12, 2021

INTERNATIONAL ISOTOPES INC. ANNOUNCES IT HAS

ACQUIRED FULL OWNERSHIP OF RADQUAL LLC

IDAHO FALLS, IDAHO, July 12, 2021. International Isotopes Inc. (OTCQB: INIS) (the “Company”) is pleased to announce it has acquired the remaining 75% of all outstanding units of RadQual LLC (“RadQual”) from a group of affiliates of the Company, including the current Chairman of the Board, the former Chairman of the Board, and the Chief Executive Officer of the Company.

In August 2017, this group of sellers acquired all of the units of RadQual not already held by INIS. Following that purchase, INIS was voted by the new members as a manager of RadQual and has been responsible for oversight of all business activities and management of RadQual since that time. With this most recent acquisition, INIS will now own 100% of all outstanding units of RadQual, making RadQual a wholly-owned subsidiary of INIS.

RadQual is the premier global developer of quality control products for the nuclear medicine industry, focused principally on SPECT and PET imaging.  From RadQual ’s inception in 2001, INIS has been the sole contract manufacturer of all RadQual products.  Since the August 2017 acquisition, INIS has also taken the lead in all new product development.  RadQual’s new product development efforts have recently been gaining momentum. In 2021, RadQual announced the launch of many new products, including a Symbia source used for Auto QC, a Spectrum dynamics D-SPECT QC line source, germanium transmission rods, and Ge-68 volumetric registration cylinders for certain PET imaging systems. Several additional products are in advanced development and are expected to be submitted for regulatory approval later this year.

Steve T. Laflin, President and CEO of INIS, commented, “INIS has always been the sole manufacturer and distributor of RadQual products so customers will see no changes in the high quality products and excellent customer service they have grown to expect. This acquisition should significantly increase INIS total shareholder equity, and significantly improve the net profit margin of INIS. The RadQual purchase price, which is being for entirely in common shares in INIS, is only approximately eight times this year’s projected earnings, so we expect the transaction to be immediately accretive to INIS shareholders. These improvements are expected to increase Company value to our shareholders by putting INIS in a position to qualify for listing of our shares on a major exchange in the future.”

About International Isotopes Inc.

International Isotopes Inc. supplies sodium iodide I-131 as an FDA approved generic drug product and manufactures a full range of nuclear medicine calibration and reference standards. The Company also provides cobalt-60 products for medical and industrial applications.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but no limited to, statements with respect the expected benefits from the acquisition of the remaining units in RadQual. Information contained in such forward-looking statements is based on current expectations and is subject to change. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements of the Company expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2020. Investors, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION, CONTACT:

David Drewitz

Creative Options Communications

Investor and Public Relations

david@creativeoptionscommunications.com

www.creativeoptionsmaketing.com

Phone: 972-814-5723

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